(6) Material Contracts

(a) Equipment Purchase Contract

                         EQUIPMENT/ORDER SALES AGREEMENT

  Buyer and Mailing Address:                    Date Of Order: _________________
  Swifty Car Wash & Quik Lube, Inc. ("Swifty" or "Buyer",)
  32663 U.S. 19 N.
  Palm Harbor, Florida 34684

  Shipping Address:
  Same

  Seller and Mailing Address:

  O'Hanrahan Consultant's, Inc. ("O'Hanrahan" or "Seller")
  P.O. Box 5301
  Clearwater, Florida 33758

  Erection By: O'Hanrahan

  Installation By: Owners Subcontractor's

Warranty of Equipment By: PDQ Manufacturing, Inc., 320 Packerland Drive, Greenbay, Wisconsin, 54303 ("PDQ" or "manufacturer") and O'Hanrahan

  Labor Warranty By: O'Hanrahan

                             Upon Shipment Notify:
                             Att. David Weintraub
                             Telephone: 813-926-1603

Customer P.O. No./ Date Shipment Needed/ Sales Terms Freight Terms

Name of System-Spelled Out: PDQ Open Line Tunnel with Modifications
Voltage :208    230-240    380    460-480-575-Other  As Specified by Buyer based
primarily on Seller's advise as to the appropriate voltage X
Type Bldg: By Others X Description
Equipment Clearance: 90" X 84"(Std) _70"(Opt) Other (Spec,)_ Based on Seller's determination and advice, and after examining the Buyer's and Builders plans and specifications.

Expenses for Shipping, Handling, and Insurance provided by carrier are paid for by Buyer, by including such expenses in the purchase price below and therefore Seller shall remit funds for such expenses to the carrier on behalf of Buyer. Order will be Shipped by PDQ from the manufacturer's factory in Greenbay, Wisconsin Freight Prepaid.




QTY:                  DESCRIPTION:                         PRICE:
See Exhibit A attached


TOTAL PRICE:                                                $271,000.10
SHIPPING, HANDLING, AND SHIPPING
INSURANCE CHARGE:                                              4,650.00
1ERECTION FEE: (by Seller)                                    12,500.00
2INSTALLATION &CONSTRUCTION WORK:                      By owner's contractor
SALES TAX:                                                    17,333.61
                                                              ---------
TOTAL:                                                      $305,393.71
3CASH DEPOSIT WITH ORDER:                                     25,000.00
                                                              ---------
CASH BALANCE:                                                280,393.71
                                                             ----------
-----------------------------------------
1  Including items described hereinafter

2  Items as described hereinafter

3 This deposit shall be paid in the amounts of $5,000.00 to O'Hanrahan and $20,000.00 to PDQ Corporation on behalf of O'Hanrahan the total of these $25,000.00 payments all credited against the contract price. Seller agrees to obtain a written agreement from PDQ, satisfactory to Buyer, that this $20,000.00 (as well as the $37,500.00 paid at the time that a delivery date is specified as described hereinafter) will be hold by PDQ until all of the goods purchased hereunder have been delivered to Buyer, and that such funds will be subject to recovery by Buyer in the event of a breach or failure to perform by Seller.
-----------------------------------------

EQUIPMENT SALES AGREEMENT

General Terms of Sales

The cash deposit of $25,000.00 shall not be delivered until all documents and letters required to be obtained by Seller from PDQ, as described in various sections of this contract, are delivered to Buyer. Assuming that Seller has fulfilled its obligations under this contract, Buyer shall pay an additional sum in the amount of $37,500,00 against the cash balance at the time that Buyer specifies the delivery date for the goods, as described hereinafter. That payment of $37,500.00 shall be paid to PDQ on behalf of O'Hanrahan and shall be credited against the contract price and will be held under the same terms and conditions as the $20,000.00 portion of the cash deposit as described in footnote 3 herein. Unless otherwise stated herein, the Buyer shall upon receipt of all the goods covered by this contract and presentation to Buyer of an appropriate sight draft attached to a bill of lading showing the shipment of such goods, pay the then cash balance for the goods sold him under this Agreement, as described hereinafter in this paragraph. Notwithstanding the foregoing, Buyer will be permitted to examine and inspect the goods in order to verify that the goods that were ordered have been received in good condition, prior to payment. Payment of the cash balance shall be as follows: $294,036.11 shall be paid to Seller and $25,000.00 shall be paid to Peoples Bank of Palm Harbor, 32845 US Highway 19, Palm Harbor, Florida, to be held by them as Escrow Agent until Buyer advises Escrow Agent that all of the goods purchased by Buyer have been received in perfect working condition, have been installed by Seller, and Buyer's car wash is fully functional and operating.

While in the hands of the carrier for shipment, to the extent that the goods being shipped hereunder are fully covered by insurance, paid for by Seller on behalf of Buyer as described hereinbefore, Buyer hereby assumes the risk of loss from any hazards occurring after delivery by manufacturer to such carrier for shipment to Buyer and agrees to assert all claims for damages or losses in traffic directly against the carrier to the extent practical. Claim for shortages must be made to the manufacturer or to the Seller within ten (10) days after start-up of equipment. Buyer agrees to provide seller and the manufacturer a reasonable opportunity for inspection after receipt of any claims.

Seller warrants that the goods being sold hereunder are new and in perfect working condition, free of defects and free and clear from any security interest or any other lien or encumbrance that good title to all such goods is conveyed to Buyer and Seller also agrees to obtain a representation from PDQ warranting that the goods are new and in perfect working condition, free of defects and free and clear from any security interest or any other lien or encumbrance. Seller warrants and represents that all of the goods being sold hereunder are warranted to be new, free from defects, and in perfect operating condition for a period of one (1) year from the date that the operation of the facility to which they are delivered commences and that Seller win promptly replace or repair any goods covered by this warranty, as needed, at no cost to the Buyer except for any return freight cost. Seller agrees that he shall back such warranty and that he shall also obtain a written warranty satisfactory to Buyer from PDQ also warranting all such goods to be new, free from defects and in perfect operating condition for a period of one (1) year from the date that the operation of the facility to which they are delivered commences. Seller also warrants that Seller shall be responsible, at no cost to Buyer, for any and all labor in connection with all replacements and repairs that may be necessary for a six (6) month period of time after the facility commences operation. Any documents required by this paragraph shall be delivered to Buyer prior to Buyer paying for the goods being sold hereunder and all of such representations and warranties shall be a precondition to Buyer's obligation to make payment for these goods.

Notwithstanding the foregoing, the warranty from PDQ and/or Seller will warrant the equipment sold to be free from defects in material and workmanship for a period of twelve (12) months from the date that the operation of the facility to which they are delivered commences. PDQ's and/or Seller's responsibility is limited to repairing or exchanging any defective parts during this twelve (12) month period. The foregoing warranty does not apply to damage resulting from improper operation or abuse, exceeding the rated capacities of the unit, running foreign particles or nonrelated solutions through pumps or valves, modification or alteration of any parts, use of acidic solutions, improper installation or maintenance, operational neglect, neglect of manufacturers recommended maintenance, customer strike damage, nuisance calls, or acts of God. Normal ware and tear items to include, but not limited to nozzles, belts, hoses, filters, fuses, and swivels are not covered under this warranty. This paragraph describes the limits of the warranty of PDQ Manufacturing, Inc. and/or Seller for any breach of warranty. All warranties, either expressed or implied pertaining to the equipment herein are fully set forth herein and in the PDQ written warranty and under no circumstances share such warranties be construed to cause PDQ
Manufacturing, Inc. and/or Seller to be liable for loss of revenue, consequential damages, or other special damages.

All repairs and/or replacements required by Buyer shall be provided by Seller as expeditiously as possible during the warranty periods. Thereafter, if Buyer elects to continue to utilize Seller for such matters, Seller agrees to continue to provide Buyer with timely and quality services in that regard.

Seller has examined all of Buyer's and Builder's plans and specifications, and Seller represents that upon completion of the facility in accordance with those plans and specifications together with the delivery, erection, and installation of the goods being purchased hereunder, Buyer will have a fully functioning car wash facility, with all necessary equipment and accessories.

In addition to any other amounts awarded by a Court it is agreed that, in any litigation between the parties to this agreement, the prevailing party shall also be entitled to collect his reasonable attorney fees and court costs.

Seller agrees to deliver to Buyer the goods being sold hereunder on the date specified by Buyer provided that Buyer furnishes Seller at least 10 days notice of such delivery date. Buyer agrees to furnish Seller with such notice between 60 and 120 days after the execution of this contract. It is understood that in order to accomplish the foregoing, the goods being purchased need to be manufactured and ready to ship within 60 days after execution of this contract, and Seller agrees to obtain a written agreement from PDQ, satisfactory to Buyer, that such goods will be manufactured and ready to ship in accordance with this requirement. Seller agrees that all such equipment will be completely erected, installed and fully and property functioning within 30 days after delivery to Buyer. The parties acknowledge and agree that time is of the essence in the performance of their respective obligations under this contract. Notwithstanding the foregoing, all obligations to be performed by Buyer and Seller hereunder shall be subject to delay or failure resulting from acts of God, war or civil disturbances, fire, labor disputes or government regulations.

This agreement expresses the entire understanding of the parties with reference to the subject matter hereof and other than the warranties accompanying or covering the property, there is no other understanding, agreement, representation, or warranty, express or implied, statutory or otherwise, in any way limiting, extending, defining or relating to the provisions hereof. No agreement altering, modifying or extending the terms of this agreement shall be valid unless in writing signed by the parties or their duly authorized representatives. It is understood and agreed that this contract cannot be canceled without the written consent of the parties.

RESPONSIBILITIES

IMPORTANT: Below are the responsibilities of the Buyer and Seller.

APPROVAL AND PERMITS--BUYER'S RESPONSIBILITY.

A)  Determine whether land is properly zoned for intended use.
B)  File plans for layout with Building Department and secure approval.
C)  Obtain all necessary permits and pay all assessments and fees.
D)  Detailed plans approved and stamped by architect or engineer, if necessary.

SITE PREPARATION - Seller has examined all of the plans and specifications of Buyer and Builder, and Seller has verified that all of the following will be done by Buyer properly for a fully functioning and operating facility. Seller also agrees to monitor the construction and installation at the site, including any modifications or alterations, so as to assure that the facility will be appropriate for the purposes intended,

A) Site Clearing, grading, and/or leveling.
B) Excavation and concrete per conveyor,correlate and/or reclaim plans per latest slab plans.
C) Excavation and asphalt  paving site.
D) Utilities  available  (gas,  water, electric,  and  sewer.)
E) Provide all electric service and metering equipment including necessary poles and bring electric service lines into building and connect to main disconnect.
F) Provide all electrical plans if motor control center is purchased from manufacturer.
G) Oil tank with fill line and supply line from tank to  equipment.
H) Gas supply line from main to and including the regulator and meter
(normally by utility  company) and piping  from meter to  equipment.
I) Line from water main to water meter(including meter cost) and stub-ups and/or lines required to connect to equipment (or to pelletized unit if supplied by manufacturer.)
J) Stub-up sewer service and run drain lines from conveyor through to reclaim pit.
K) Furnish and erect signs (in addition to those signs being finished and installed by Seller.)
L) Sign wiring (in addition to sign wiring being furnished and installed by Seller.)
M) Yard wiring and fighting for same.
N) Supply and Install conveyor  mounting angle to concrete.
O) Free access to site and sufficient opening for moving equipment into place.
P) Any modification  from standard  plans  required by special  codes.
Q) Special arches or Plumbing required by the addition of water conditioning equipment.

ERECTION--SELLER'S RESPONSIBILITY.

A)  Unloading from rail car and/or truck or trailer.
B) Inspect shipment for damage or shortage, and freight damage must be filed at destination.
C)  Uncrating and unpacking.
D)  Moving on and placement of equipment.
E)  Welding conveyor in place.
F)  Lagging or bolting machinery slab to floor.
G)  Bolt equipment parts together where necessary.
H)  All water plumbing connections between equipment
I)  All hydraulic and air line connections between equipment.
J)  Clean-up crating, packing and erection debris
K) Installation of all equipment and goods so as to operate as a complete and fully functioning car wash.
L)  Inspect complete installation.

INSTALLATION-- Seller has examined all of the plans and specifications of Buyer and Builder, and Seller has verified that all of the following will be done by Buyer properly for a fully functioning and operating facility. Seller also agrees to monitor the construction and installation at the site, including any modifications or alterations, and to coordinate with the Builder to assure that either the Buyer or the Builder is continuing to provide for the following.

A)    Provide electrical hookup from panel to equipment.
B)    All water and plumbing connections from stub-up to equipment.
C)    All hydraulic line and air line connections from sources to equipment.
D)    All connections from oil supply line or gas meter to equipment.
E)    Sewer vents.
F)    Provide, install and connect adequate heater vents.
G)    Supply and install exhaust fans.
H)    Furnish steel cover plates for pits, including reclaim conveyor.

PLANS AND DRAWINGS--SELLER'S RESPONSIBILITY.

A) Summary Sheets with equipment dimensions, shop drawings and layout drawings.

START-UP--SELLER'S RESPONSIBILITIES.

A)    Inspect complete installation.
B)    Assist in start-up and washing test cars.
C)    Complete necessary adjustments to equipment.
D)    Check pressure of hydraulic units.
E)    Complete start-up check sheet.
F)    Assist with technical assistance at commencement of operation.

WARRANTY AND SERVICES--SELLER'S RESPONSIBILITY.

A)  Provide service and maintenance manuals.
B)  Provide warranty instructions and procedures.
C) Perform periodic warranty check at least once every 30 days.
D) One (1) year parts and service warranty, except that labor costs shall be covered for six (6) months.

Seller confirms that Seller has examined the plans and specifications of Buyer and the Builder, and that the layout of the building and equipment and location of utility connections will be according to the manufacturer's recommended specifications and layouts. Seller agrees to monitor the construction process and to coordinate with the Builder prior to, during and upon the completion of the building to assure that the building, installation and erection, including any modifications of alterations, will be in accordance with the provisions hereof, and will be satisfactory for the purposes intended. Seller acknowledges that the Buyer has virtually no experience in construction of a car wash, and that the Buyer is relying on Sellers advice and expertise in this matter. Buyer acknowledges that the Buyer is purchasing a touch free car wash and that therefore vehicles utilizing the facility will require more prep work than otherwise.

Buyer and Seller agree to the terms of this contract including the references to Exhibit A which is attached hereto.

Seller__________________________          Buyer_______________________________

By:______/s/____________________          By_/s/ Rachel Steele________________
                                            As President of Swifty Carwash &
                                            Quik-Lube, Inc.